UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2008

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On November 13, 2008, BearingPoint, Inc. (the “Company”) received notice from NYSE Regulation, Inc. (the “NYSE”) that the NYSE has decided to suspend the Company’s common stock from trading prior to market opening on Monday, November 17, 2008. The NYSE based its determination on the “abnormally low” trading price of the Company’s common stock, which closed at $0.07 on November 12, 2008. In addition, as previously disclosed, the Company had previously fallen below the NYSE’s continued listing standard for minimum average closing price of $1.00 over a consecutive 30 trading day period and minimum average market capitalization of $100 million over a consecutive 30 trading day period.
     The Company has a right to a review of this determination by a Committee of the Board of Directors of NYSE. Application to the Securities and Exchange Commission to delist the Company’s common stock is pending the completion of applicable procedures, including any appeal by the Company of the NYSE staff decision.
     The Company intends to appeal the NYSE’s decision and expects its common stock to be quoted on the OTC Bulletin Board following suspension from trading on the NYSE.
     The NYSE press release is available on the NYSE’s website at http://www.nyse.com/press/1226575259155.html.
* * * * *
     Some of the statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, estimates and projections. Words such as “will,” “expects,” “believes,” “intends” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
     Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. The reasons for these differences include changes that occur in the Company’s continually changing business environment, and certain additional factors, including risks relating to the Company’s ability to regain compliance with the NYSE’s continued listing standards and avoid delisting from the NYSE, as well as the other risk factors included in Item 1A, “Risk Factors” to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and in its quarterly reports on Form 10-Q for its 2008 quarterly periods, as filed with the U.S. Securities and Exchange Commission and available at http://www.sec.gov. Please refer to these filings for additional information regarding these risks.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2008	BearingPoint, Inc.

	By:	/s/ Kenneth A. Hiltz

Kenneth A. Hiltz Chief Financial Officer